Exhibit 24.1

COCA-COLA ENTERPRISES INC.

MEETING OF THE BOARD OF DIRECTORS

ATLANTA, GEORGIA

JULY 23RD AND 24 TH

BOARDROOM

2:00 P.M. – 5:00 P.M.

Proposed resolutions authorizing the Form S-3 shelf registration statement and creation of an offering committee

Shelf Registration Statement for $4 billion Public Debt

WHEREAS, the Board of Directors believes that it is in the best interests of the Company to authorize the issuance, offering, and public or private sale, from time to time, to or through one or more agents or underwriters or directly by the Company, of debt securities (whether senior or subordinated) (“Debt Securities”), warrants to purchase Debt Securities (“Debt Warrants”) and options, warrants or other rights relating to foreign currency exchange rates (“Currency Warrants”) (the Debt Securities, the Debt Warrants and the Currency Warrants being collectively referred to as the “Securities”) and guarantees in respect of the Debt Securities issued by Bottling Holdings Investments Luxembourg Commandite S.C.A. (the “Guarantees”) and each being more particularly described in the draft of the Registration Statement (defined below) provided to each member of this Board, up to a total of $4 billion aggregate principal amount (or its equivalent in such foreign currencies or units of two or more currencies, based on the applicable exchange rates at the time of offering as shall be designated by the Company at the time of offering), timing and terms of such issue and sale to be determined by or pursuant to procedures established by the Offering Committee established by the Board of Directors; and

NOW, THEREFORE, BE IT RESOLVED, that this Board hereby authorizes the issuance, offering, and public or private sale from time to time by the Company, to or through one or more agents or directly by the Company, of Securities and Guarantees up to $4 billion; and

FURTHER RESOLVED, that to register the Securities and Guarantees from time to time under the Securities Act of 1933, as amended, the Offering Committee be, and it hereby is, authorized and empowered to cause to be prepared and filed with the Securities and Exchange Commission, with the advice of counsel, one or more registration statements on Form S-3 or other appropriate form (including all exhibits thereto) and any further amendment or amendments thereto (including, without limitation, any post-effective amendments thereto) (collectively, the “Registration Statement”), prospectuses (including, without limitation, any prospectus supplements and pricing supplements thereto) (collectively, the “Prospectus”) and any other documents relating thereto or required by law or regulation in connection therewith (including any term sheet or other free writing prospectus); and

FURTHER RESOLVED, that the Offering Committee is hereby authorized to authorize the listing of any Securities and Guarantees on any securities exchange; and

FURTHER RESOLVED, that the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company be, and each of them hereby is, authorized and empowered to execute any Registration Statements, and any amendments thereto, respecting the Securities and Guarantees in the name and on behalf of the Company and to execute such other instruments and documents and to take such further action as such officers or any of them may consider necessary or advisable in connection with such Registration Statements; and

FURTHER RESOLVED, that the execution and filing of any such Registration Statements or any amendment thereto with the Securities and Exchange Commission on behalf of and, pursuant to duly executed powers of attorney, as attorneys for the principal executive officer, the principal financial officer, the principal accounting officer and/or any other officers of the Company by any elected officer of the Company be, and the same hereby are authorized and approved; and

FURTHER RESOLVED, that John J. Culhane be and hereby is designated as the agent for service to be named in any such Registration Statements respecting the Securities and Guarantees and authorized to receive notices and communications in connection with such Registration Statements, with all the powers consequent upon such designation under the rules and regulations of the Securities and Exchange Commission; and

FURTHER RESOLVED, that any and all action heretofore or hereafter taken by any officer or officers of the Company within the terms of the foregoing resolutions is hereby authorized, approved, ratified and confirmed as the act and deed of the Company; and

FURTHER RESOLVED, that the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Company be, and each of them hereby is, authorized and empowered to take such additional action and to execute and deliver such additional agreements, including Guarantee agreements, documents, certificates and other instruments in the name and on behalf of the Company and under its corporate seal or otherwise, and to incur and pay all such expenses and taxes, as they, in their discretion and with the advice of counsel, shall deem necessary or appropriate in order to carry out the purposes and intent of the foregoing resolutions.

Offering Committee

RESOLVED, that, effective July 23, 2007, the following resolutions shall supersede in their entirety the resolutions of the Company establishing an Offering Committee, adopted by the Board of Directors at a meeting held October 17, 1989 and February 16, 1999; and

FURTHER RESOLVED, that an Offering Committee be and it hereby is established, to consist of the officers serving as the Executive Vice President, Financial Services and Administration, the Chief Financial Officer and the Treasurer of the Company; that the Offering Committee be and it hereby is authorized to adopt rules and regulations governing the conduct of its business as set forth herein; that whenever an action is required to be taken by the Offering Committee, the approval of such action by a majority of its members shall be deemed to be the approval by the Offering Committee, that any action of the Offering Committee shall be conclusively evidenced by a certificate signed by any one of the members thereof; and

FURTHER RESOLVED, that the Offering Committee be and it hereby is authorized to authorize the listing of any Securities and Guarantees on any securities exchange; and

FURTHER RESOLVED, that to register from time to time Debt Securities, Debt Warrants and options, warrants or other rights relating to foreign currency exchange rates, as authorized by the Board of Directors of the Company from time to time (collectively, the “Securities) under the Securities Act of 1933, as amended, the Offering Committee of the Board of Directors be, and it hereby is, authorized and empowered to cause to be prepared, filed with the Securities and Exchange Commission and distributed, with the advice of counsel, one or more registration statements on Form S-3 or other appropriate form (including all exhibits thereto) and any further amendment or amendments thereto (including, without limitation, any post-effective amendments thereto) (collectively, the “Registration Statement”), prospectuses (including, without limitation, any prospectus supplements and pricing supplements thereto) (collectively, the “Prospectus”) and any other documents relating thereto or required by law or regulation in connection therewith (including any term sheet or other free writing prospectus); and

FURTHER RESOLVED, that the Offering Committee be, and it hereby is, authorized and empowered to cause an indenture respecting any Securities and Guarantees to be prepared, executed and delivered under the Trust Indenture Act of 1939, as amended; and

FURTHER RESOLVED, that the Offering Committee be, and it hereby is, further authorized and empowered to:

(a) approve (i) the form, terms and provisions of a definitive agency, underwriting or distribution agreement between the Company and one or more agents or underwriters (the “Agents”) which the Offering Committee shall select with respect to the Securities (including, without limitation, the discounts or commissions applicable to the sale of Securities to or through such Agents and any other over allotment option granted to the Agents), and (ii) the covenants of the Company and the terms and conditions of the indenture respecting the Securities and Guarantees (the “Indenture”); and

(b) enter into from time to time, subject to and with such other approvals as may be required, one or more Guarantee agreements in connection with the offer and sale of Securities of Bottling Holdings Investments Luxembourg Commandite S.C.A., and to execute and deliver one or more such Guarantee agreements; and

(c) determine the terms of the Securities, including (i) the title of the Securities, (ii) the aggregate principal amount of the Securities to be offered for public or private sale from time to time (within any limits established by the Board of Directors) and the timing of such issue, (iii) the maturity dates of such Securities, (iv) the rates or methods of determining rates of interest, (v) the denominations and currency of the Securities (United States or foreign), (vi) the redemption and sinking fund features of the Securities, if any, (vii) the price or prices at which the Securities are to be offered and (viii) any other variable terms of the Securities; provided, however, that any trustee appointed by the Offering Committee to act pursuant to the Indenture shall be entitled to rely upon the written or oral certification of any member of the Offering Committee or of any employee of the Company designated in writing by any member of the Offering Committee that such authority and power has been appropriately exercised, and all Securities so issued and authenticated in reliance upon such certification shall be valid and legally binding obligations of the Company in accordance with their respective terms regardless of the absence of such authority or power or the proper exercise thereof; and

FURTHER RESOLVED, that the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Secretary of the Company be and each of them hereby is authorized and empowered to execute and deliver on behalf of the Company a definitive Indenture respecting the Securities and the Guarantees, between the Company and a trustee approved by the Offering Committee, with such indenture providing for the creation by the Company of the Securities and the Guarantees in accordance with these resolutions, such Indenture to be in such form and to contain such terms and provisions as the Offering Committee shall approve, and with such further changes, if any, as the officers executing the same shall approve, with the execution thereof by such officers to be conclusive evidence of such approval; and

FURTHER RESOLVED, that the President, any Executive Vice President, any Senior Vice President, or any Vice President, and the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company be and each of them hereby is authorized and empowered to execute (either by manual or facsimile signature) in the name and on behalf of the Company and under its corporate seal (which may be a facsimile) definitive or temporary notes or certificates representing the Securities which shall be in such form as the Offering Committee shall approve, with such definitive notes or certificates to be in any one or more authorized denominations, and such officers are further authorized and empowered to deliver such notes or certificates to such trustee as may be appointed by the Offering Committee for authentication and delivery pursuant to the provisions of the Indenture; and

FURTHER RESOLVED, that the Offering Committee may appoint an agent or successor agent of the Company (i) (with the title of Registrar) for the registration of Securities which shall be issued under the Indenture associated therewith, and of transfers of the Securities, when such Securities shall be presented to such Registrar for registration and transfer and (ii) (with the title of Paying Agent) for the payment of the principal or premium, if any, and interest on the Securities, and that the principal corporate trust office of the Registrar at its home office and/or its office or agency, maintained for that purpose in The City of New York, New York, be and it hereby is designated as an office or agency of the Company where Securities may be presented for payment and where notices and demands in respect of any such Securities or Guarantees may be served; and

FURTHER RESOLVED, that the Offering Committee is hereby authorized and empowered to take such additional action and to execute and deliver such additional agreements, certificates, documents and other instruments in the name and on behalf of the Company and under its corporate seal or otherwise, and to incur and pay all such expenses and taxes, as it, in its discretion and with the advice of counsel, shall deem necessary or appropriate in order to carry out the purposes and intent of the foregoing resolutions.

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